United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 14, 2018

Date of Report

[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

7580 East Gray Rd., St. 103

Scottsdale, AZ 85260

(Address of Principal Executive Offices)

(480) 385-3893

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 14, 2018, Northsight Capital, Inc. (the “Company”) issued a promissory note in the principal amount of $150,000 and a warrant to purchase 3,750,000 shares, to a third-party for a purchase price of $150,000. The note bears interest at 12% annually and matures on or about June 13, 2019.

Repayment of the note is subject to acceleration in the following circumstances:

1.In the event of a breach of the Note, including the repayment provisions, or any other document delivered in connection with the transaction

2.if a bankruptcy or similar proceeding for the benefit of our creditors is instituted against the Company

3.If a judgment in excess of $50,000 is entered against the Company

4.if the Company’s common stock is no longer quoted in the OTC market, or loses its bid price or ceases to trade

5.if the Company fails to comply with its SEC reporting obligations

6.if the Company ceases operations

7.if the Company liquidates itself

8.If the Company effectuates a reverse stock split without giving the borrower at least twenty days’ notice

9.if the Company restates its financial statements and it has a material adverse effect on the holder of the Note

10.if SEC Rule 144 is no longer available for sales of the Company’s common stock

In the event of a default under the Note, the Company is required to pay an amount equal to 125% of the amount due under the Note (principal, interest, penalties, costs, etc.); provided that if the Company’s default relates to the conversion provisions of the Note or unavailability of Rule 144, the Company is required to pay an amount equal to 150% of the amount due under the Note (principal, interest, penalties, costs, etc.). In addition, if the note is not paid at maturity, the principal amount of the note increases by $15,000.

The warrant is exercisable for shares of common stock at an exercise price of $.01 per share, subject to adjustment, for a term of 5 years.

The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 39% discount to the market price of the common stock (as defined), subject to adjustment in the event the Company issuers lower priced securities (as defined). In addition, if the default pertains to listed items 4 or 5 above, the principal amount of the note increases by $15,000 and the conversion rate is reduced to a 50% discount.

The note may be prepaid at any time during the 180 day period following issuance, subject to payment of a variable premium ranging between 25% to 40% for redemptions up to ninety days and ninety to 180 days after the issuance date, respectively. After 180 days, the Note may not be prepaid.

On September 20, 2018, the Company issued a promissory note in the principal amount of $75,000 to a third-party for a purchase price of $75,000. The note bears interest at 12% annually and matures on or about September 19, 2019.

Repayment of the note is subject to acceleration in the following circumstances:

1.In the event of a breach of the Note, including the repayment provisions, or any other document delivered in connection with the transaction

2.if a bankruptcy or similar proceeding for the benefit of our creditors is instituted against the Company

3.if the Company’s common stock loses its bid price or ceases to trade

4.if the Company fails to comply with its SEC reporting obligations

5.if the Company ceases operations

6.if the Company deregisters its common stock under the Exchange Act

7.If the Company effectuates a reverse stock split without giving the borrower at least twenty days’ notice

8.if the Company amends the conversion terms of any notes outstanding on the closing date

9.if the Company fails to maintain the required reservation of share for issuance of conversion of the Note

In the event of a default under the Note, the Company is required to pay an amount equal to 140% of the amount due under the Note (principal, interest, penalties, costs, etc.). In the event of (i) each occurrence of three events of default, (ii) the common stock becoming DWAC ineligible or (iii) the common stock becoming DTC ineligible, in each case, the conversion discount is subject to an increase of five percentage points.

The Note is convertible into Company common stock, commencing 6 months after the issue date, at a variable conversion price equal to a 40% discount to the market price of the common stock (as defined).

The note may be prepaid at any time during the 180 day period following issuance, subject to payment of a variable premium of 25%, 35% and 40% for redemptions zero to ninety days, 91 to 120 days and 121 to 180 days after the issuance date, respectively.  After 180 days until the maturity date, the Note may, with the Holder’s consent, be prepaid by payment of a 40% premium.

[Signature follows]

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	09/20/18	By:	/s/John P. Venners
John P. Venners
EVP, Operations